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                                                                    Exhibit 99.6


                                     [LOGO]

                                P I N N A C L E
                                ---------------
                                   Towers Inc

Pinnacle Holdings Inc.                                                      NEWS
301 North Cattlemen Road, Suite 300 / Sarasota, Florida 34232
   941-364-8886
   Fax 941-364-8761

FOR IMMEDIATE RELEASE                                    SYMBOL: BIGTQ
October 10, 2002                                         TRADED: OTC Pink Sheets

================================================================================

             Pinnacle Holdings Inc. and Certain of its Subsidiaries
           Receive Confirmation of Their Second Amended Joint Plan of
                     Reorganization by the Bankruptcy Court

SARASOTA, FL. October 10, 2002 - Pinnacle Holdings Inc. (OTC Pink Sheets: BIGTQ) ("Pinnacle Holdings", and together with its subsidiaries, "Pinnacle"), together with its wholly owned subsidiaries, Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC, today announced that the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") entered an order yesterday confirming their joint plan of reorganization, as amended (the "Second Amended Plan").

Steven R. Day, Pinnacle's Chief Executive Officer, said "We are extremely pleased to be approaching the closure of the bankruptcy process. Pinnacle's management and employees eagerly anticipate the closing of the transaction with our new equity sponsors, Fortress Investment Group and Greenhill Capital Partners. The prospect of emerging soon with a much improved balance sheet and greater financial flexibility to better serve our customers is creating a lot of excitement in our company. Pinnacle's employees have "toughed it out" and I appreciate their tenacity and the continued support we have received from our customers, vendors and creditors."


On September 18, 2002, the Debtors filed the Second Amended Plan and an amendment to the First Disclosure Statement (as amended, the "Second Disclosure Statement"). Under the Second Amended Plan, Pinnacle's existing senior credit facility lenders will be paid approximately $95.0 million in cash, with the balance of the full amount owed to them incorporated into an amended and restated credit facility that will consist of a three year secured term loan of $275.0 million and a secured revolving credit facility of up to $30.0 million. In addition to the capital contribution of Fortress Investment Group and Greenhill Capital Partners (collectively, the "Investors") discussed below, the transaction will be financed by proceeds from certain asset sales, or a subordinated bridge loan from the Investors of up to $4.0 million (if such asset sale proceeds are not available), and up to $11.0 million of Pinnacle's cash on hand.


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Additionally, the Second Amended Plan continues to provide for an equity investment of up to $205.0 million by the Investors pursuant to the terms of the Securities Purchase Agreement between the Debtors and the Investors entered into on April 25, 2002 (the "Purchase Agreement"), with Fortress purchasing up to approximately 13,735,000 shares of common stock of reorganized Pinnacle (the "Fortress Shares") and Greenhill purchasing up to approximately 6,765,000 shares of common stock of reorganized Pinnacle (the "Greenhill Shares", and together with the Fortress Shares, the "Investor Shares"). The Purchase Agreement continues to provide for the cancellation of the 10% Senior Discount Notes due 2008 (the "Senior Notes") in exchange for up to $114.0 million (or $350.77 per $1,000 par value bond) in cash or, at the holder's prior election, a combination of cash and up to 49.9% of reorganized Pinnacle's outstanding common stock. The number of Investor Shares (and hence their cash investment) will be proportionately decreased by the number of shares purchased by holders of the Senior Notes. Based on a preliminary review of the elections made by the holders of the Senior Notes, it appears that approximately $17.0 million of cash will be paid to holders of Senior Notes, with the remainder owed such holders paid in common stock.

The Purchase Agreement also continues to provide for the cancellation of the 5 1/2% Convertible Subordinated Notes due 2007 (the "Convertible Notes") in exchange for up to $500,000 in cash and five-year warrants to purchase up to approximately 205,000 shares of reorganized Pinnacle's common stock at approximately two times the price of the Investor Shares. Convertible Note holders can double this amount to a total of $1.0 million in cash and warrants to purchase 410,000 shares, representing approximately 2% of reorganized Pinnacle's equity capitalization, if the Convertible Note holders agree to give certain releases. The Purchase Agreement further continues to provide for cancellation of the outstanding shares of Pinnacle common stock. Former stockholders and plaintiffs in a stockholder class action shall receive five-year warrants to purchase up to 102,500 shares of reorganized Pinnacle common stock (representing approximately 1/2% of reorganized Pinnacle's equity capitalization) at approximately two times the price of the Investor Shares. This amount can be doubled to 205,000 shares, representing approximately 1% of reorganized Pinnacle's capitalization, if the stockholders agree to give certain releases. Trade and other creditors will be paid in full in the ordinary course.

Pinnacle currently is working towards trying to close the transactions contemplated by the Purchase Agreement within the next 30 days. The ability of Pinnacle to close the transactions contemplated by the Purchase Agreement is subject to satisfying all of the conditions set forth in the Purchase Agreement and the proposed amended and restated credit agreement.

About Pinnacle

Pinnacle is a provider of communication site rental space in the United States and Canada. At September 30, 2001, Pinnacle owned, managed, leased, or had rights to in



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excess of 4,000 sites. Pinnacle is headquartered in Sarasota, Florida. For more information on Pinnacle visit its web site at http://www.pinnacletowers.com. Information provided on our web-site is not incorporated into Pinnacle's filings with the Securities and Exchange Commission ("SEC") or this press release.

Forward-looking Statements

This press release may contain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. Such forward looking statements include those regarding Pinnacle's emergence from bankruptcy. Although Pinnacle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Pinnacle to be different from any future results, performance and achievements expressed or implied by these statements. Such risk factors include, but are not limited to: (1) Pinnacle's ability to satisfy the conditions to closing the Purchase Agreement with the Investors; (2) Pinnacle's inability to emerge from bankruptcy as currently contemplated; (3) Pinnacle's substantial level of indebtedness, which could adversely affect its ability to react to changes in its business; (4) Pinnacle's indebtedness, including its senior credit facility, the Senior Notes and the Convertible Notes, which may be accelerated if the closing currently contemplated by the Securities Purchase Agreement does not timely occur; (5) restrictive covenants on Pinnacle's debt agreements which may limit Pinnacle's ability to take actions that may be in its best interests; (6) Pinnacle's heavy dependence on its senior management; (7) the operation of a portion of Pinnacle's customer base under bankruptcy protection; (8) the success or failure of Pinnacle's efforts to implement its business strategy; (9) trends in subscriber growth and minutes of use for wireless communications; (10) access to capital for Pinnacle's customer base, which will affect their ability to deploy in the future further communications equipment installations that may require additional space on Pinnacle's sites; (11) changes in the nature of wireless communications technology that could cause Pinnacle's customers to require less space on its sites; (12) applicable court approval of the proposed settlement of a consolidated class action lawsuit involving Pinnacle and certain of its current and former officers and directors; (13) actions taken by the lenders under Pinnacle's senior credit facility due to Pinnacle's defaults thereunder and the expiration of the prior agreement of such lenders to forbear from exerting certain remedies they have, subject to the bankruptcy laws, as a result of such default; (14) the success or failure of Pinnacle's efforts to sell its remaining colocation facilities or other assets; (15) the negative reaction of prospective and existing customers, vendors and others to continuing uncertainties regarding Pinnacle's financial condition in a manner that adversely affects Pinnacle; (16) in connection with diligence conducted by potential investors in Pinnacle and others regarding Pinnacle, the revelation of additional potential areas of concern; and (17) acts taken by Pinnacle's creditors in response to the defaults referenced above. Information about potential factors which could affect Pinnacle's financial results is included in the Risk Factors



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section of Pinnacle Holdings' 2001 Annual Report on Form 10-K filed with the SEC on April 16, 2002 and Pinnacle Holdings' other filings with the SEC. The forward-looking statements included in this press release are made only as of the date of this press release and Pinnacle does not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contact: William T. Freeman, CFO, 941-364-8886 or Joe Furmanek, Investor Relations, 941-364-8886 ext. 1203





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